Exhibit 99.1

PRESS RELEASE

For more information:

Michael Eckert, Corporate Marketing Manager, Nexxus Lighting, Inc.

704-405-0416 Email: meckert@nexxuslighting.com

Nexxus Lighting Reports First Quarter 2009 Results

Company reports improved margins and shipment of new Array Lighting LED lamps

CHARLOTTE, NC, May 15, 2009 – Nexxus Lighting, Inc. (NASDAQ Capital Market: NEXS) today reported its first quarter results ending March 31, 2009.

•	Revenue level consistent with the same period in 2008 amid tough economic and market conditions

•	Began shipping first orders of new Array™ Lighting LED replacement lamps to customers

•	Achieved gross margin improvement to 35% of sales

•	Completed integration of Advanced Lighting Systems’ operations

First Quarter Results

Revenue

Revenue for the three months ended March 31, 2009 was approximately $3,037,000, a 1% increase compared to approximately $3,019,000 for the three months ended March 31, 2008. The sales results reflect the acquisition of Lumificient Corporation on April 30, 2008. Excluding Lumificient, revenues decreased 35% to approximately $1,960,000.

Commercial lighting sales increased 7% to $2,020,000, or $134,000, in the first quarter of 2009 as compared to the same period in 2008. This increase was driven by $1,077,000 of sales by Lumificient. First quarter revenue also included approximately $93,000 from sales of Array™ LED products, reflecting the Company’s first orders for the new Selective Heat Sink™ replacement lamp. Excluding revenue attributable to Lumificient, the Company’s commercial sales decreased 50% to $943,000, reflecting the significant decreases in commercial construction activity in the U.S. and around the world.

Pool & Spa sales were $1,017,000 in the first quarter of 2009 as compared to $1,133,000 for the same period in 2008. This $116,000 decrease reflects the significant year over year reductions in OEM spa / hot tub business tied to the steep drop in demand for luxury purchases. Mitigating this market softness, the Company reported strong demand for new products such as the Savi™ Note and Melody lighting systems which have become cornerstones of this business.

“Despite very difficult market conditions, we continued to focus on gross margin and operational improvements to our business and additional investment in our exciting new Array™ line of replacement bulbs,” stated Mike Bauer, Nexxus Lighting’s President and Chief Executive Officer.

“The Array™ product line has been receiving rave reviews in mock ups and side by side comparisons to competitive product offerings,” added Bauer. “We are winning business and now are filling demand, including successful installations at several high profile customers. We are seeing very strong quotations pipeline growth for the balance of 2009. The product was recently featured in the Business / Technology section of the New York Times. The announcement and demonstration last week at Light Fair 2009 of our new quantum dot lens technology in collaboration with QD Vision also received global recognition via the Associated Press. Needless to say, we are very excited about Array Lighting, its reception in the market and its prospects for growth,” concluded Bauer.

Gross Profit

Gross profit for the quarter ended March 31, 2009 was $1,055,000, or 35% of sales, compared to gross profit of $795,000, or 26% of sales, for the same period in 2008. Direct gross margins, defined as revenue less material costs, decreased slightly to 54% in 2009 from 55% in 2008.

Production costs decreased by $276,000 to $579,000 in the first quarter of 2009 compared to the same period in 2008. The decrease reflects lower labor costs of $117,000 as a result of the Company’s production shift to third party manufacturers and the consolidation of the operations of the Company’s Advanced Lighting Systems (“ALS”) subsidiary into other operations which was completed in March 2009. The Company also experienced a $167,000 decrease in costs from higher absorption of capitalized labor and overhead in the first quarter of 2009 compared to a release of capitalized labor and overhead in the comparable period of 2008. Offsetting these decreases was the addition of Lumificient’s production costs in 2009.

Operating Expenses

Selling, general and administrative (SG&A) expenses were approximately $2,352,000 for the quarter ended March 31, 2009 compared to $1,915,000 for the same quarter in 2008. This increase of $437,000 primarily reflects the addition of Lumificient. Excluding Lumificient, SG&A expenses increased $10,000 or 1%.

Research and development expenses were approximately $108,000 and $125,000 during the three months ended March 31, 2009 and 2008, respectively. Most of these expenses were directed at the continued development of our Array™ product line.

During the first quarter of 2009, we completed the integration of ALS with SV Lighting’s operations to form the new Nexxus Commercial Lighting Division. The Company integrated its network of independent commercial sales representatives to increase their focus on the Company’s products. The Company also rationalized its commercial product line to generate synergies and consolidated operations to eliminate redundant costs. In March, the Company closed ALS’ Sauk Centre, Minnesota facility and transferred production to its Orlando, Florida facility and other third party manufacturers.

Net Loss

Net loss for the three months ended March 31, 2009 and 2008 was approximately $1,403,000 and $1,242,000, respectively. After including the effects of dividends related to the preferred stock and warrants issued in November 2008, loss attributable to common stockholders was approximately $1,686,000 for the three months ended March 31, 2009. Basic and diluted loss per common share attributable to common stockholders was $0.21 and $0.18 for the three months ended March 31, 2009 and 2008, respectively.

“We continue to balance cost reductions with continued investment in longer-term growth opportunities, particularly within our line of Array™ LED replacement lamps,” noted Gary Langford, Chief Financial Officer of Nexxus Lighting. “Response to our Array™ line has been extremely favorable. As a result, we believe that we are well positioned to expand this business despite current economic conditions while continuing to focus on operational improvements.”

Nexxus Lighting, Inc. Life’s Brighter!™

For more information, please visit the new Nexxus Lighting web site at www.nexxuslighting.com

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Nexxus Lighting’s filings under the Securities Exchange Act for factors that could cause actual results to differ materially. Nexxus Lighting undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

###

Nexxus Lighting, Inc.

Condensed Consolidated Balance Sheets

	(Unaudited) March 31, 2009	December 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$1,340,558	$2,948,632
Trade accounts receivable, less allowance for doubtful accounts of $144,914 and $123,837	2,014,654	2,085,343
Inventories, less reserve of $561,936 and $729,765	4,646,074	4,300,952
Prepaid expenses	181,747	123,180
Other assets	29,252	37,624

Total current assets	8,212,285	9,495,731

Property and equipment	5,681,304	5,498,043
Accumulated depreciation and amortization	(3,598,928)	(3,484,511)

Net property and equipment	2,082,376	2,013,532

Goodwill	3,008,920	2,926,158
Other intangible assets, less accumulated amortization of $340,510 and $293,694	3,276,813	3,306,533
Deposits on equipment	6,463	57,306
Other assets, net	52,889	44,433

	$16,639,746	$17,843,693

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,635,883	$3,422,160
Accrued severance and lease termination costs	584,437	588,181
Accrued compensation and benefits	304,843	305,490
Current portion of payable to related party under acquisition agreement	100,000	497,242
Dividends payable	240,910	80,717
Customer deposits	20,816	65,157
Current portion of deferred rent	57,092	56,702
Other current liabilities	10,970	117,445

Total current liabilities	4,954,951	5,133,094

Deferred rent, less current portion	154,130	166,172
Payable to related party under acquisition agreement, less current portion	—	100,000
Other liabilities	13,613	17,059

Total liabilities	5,122,694	5,416,325

Stockholders’ Equity:
Series A convertible preferred stock, $.001 par value, 3,000 shares authorized, 1,571 issued and outstanding	898,122	774,646
Common stock, $.001 par value, 25,000,000 shares authorized, 8,244,296 and 8,134,132 issued and outstanding	8,245	8,134
Additional paid-in capital	33,090,310	32,721,442
Accumulated deficit	(22,479,625)	(21,076,854)

Total stockholders’ equity	11,517,052	12,427,368

	$16,639,746	$17,843,693

Nexxus Lighting, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue	$3,036,682	$3,019,234
Cost of sales	1,981,528	2,224,283

Gross profit	1,055,154	794,951

Operating Expenses:
Selling, general and administrative	2,351,752	1,914,691
Research and development	107,724	124,729

Total operating expenses	2,459,476	2,039,420

Operating Loss	(1,404,322)	(1,244,469)

Non-Operating Income (Expense):
Interest income	1,091	24,318
Interest expense	(65)	(26,169)
Other income	525	4,452

Total non-operating income, net	1,551	2,601

Net Loss	$(1,402,771)	$(1,241,868)
Preferred stock dividends:
Accretion of the preferred stock beneficial conversion feature and preferred stock discount	(123,476)	—
Accrual of preferred stock dividends	(160,193)	—

Net loss attributable to common stockholders	$(1,686,440)	$(1,241,868)

Basic and diluted loss per common share attributable to common shareholders	$(0.21)	$(0.18)

Basic and diluted weighted average shares outstanding	8,160,032	7,029,537

Nexxus Lighting, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2009	2008
Cash Flows from Operating Activities:
Net loss	$(1,402,771)	$(1,241,868)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	131,022	97,858
Amortization of intangible and other assets	62,016	8,144
Amortization of deferred rent	(11,652)	(2,097)
Loss on disposal of property and equipment	1,790	—
Increase in inventory reserve	3,782	67,042
Stock-based compensation	120,763	33,395
Changes in operating assets and liabilities:
(Increase) decrease in:
Trade accounts receivable, net	70,689	(308,143)
Inventories	(408,842)	260,588
Prepaid expenses	(58,567)	(114,354)
Other assets	(84)	24,864
Increase (decrease) in:
Accounts payable	213,723	549,790
Accrued compensation and benefits	(4,391)	108,108
Customer deposits	(44,341)	(91,524)

Total adjustments	75,908	633,671

Net cash used in operating activities	(1,326,863)	(608,197)

Cash Flows from Investing Activities:
Purchase of property and equipment	(150,813)	(182,746)
Acquisition costs and earnouts of Lumificient Corporation	(115,285)	(133,638)
Acquisition earnouts of Advanced Lighting Systems, LLC	(107,539)	—
Acquisition of patents and trademarks	(32,296)	(16,340)
Proceeds from sale of investments	—	1,600,000

Net cash (used in) provided by investing activities	(405,933)	1,267,276

Cash Flows from Financing Activities:
Proceeds from exercise of employee stock options and warrants, net	250,996	1,832,521
Payments on promissory notes	(109,921)	—
Issuance costs of preferred stock and warrants	(16,353)	—
Net borrowings on revolving line of credit	—	(82,759)

Net cash provided by financing activities	124,722	1,749,762

Net (Decrease) Increase in Cash and Cash Equivalents	(1,608,074)	2,408,841

Cash and Cash Equivalents, beginning of period	2,948,632	170,266

Cash and Cash Equivalents, end of period	$1,340,558	$2,579,107

Supplemental Cash Flow Information:
Cash paid for interest	$—	$26,169
Non-cash Investing and Financing Activities:
Issuance of common stock for achievement of Lumificient earnouts	$297,242	$—
Accrual of dividends on preferred stock	$160,193	$—